UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2026

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 25, 2026, the Board of Directors (the “Board”) of Lyft, Inc. (the “Company”) appointed Deborah Hersman to serve as a member of the Board, effective immediately. She will serve as a Class I director with a term of office expiring at the Company’s 2026 Annual Meeting of Stockholders. Ms. Hersman has also been appointed as a member of the Nominating and Corporate Governance Committee of the Board, effective immediately.
From 2004 to 2014, Ms. Hersman served as a member of the board of directors and from 2009 to 2014 as chair of the National Transportation Safety Board. From 2014 to 2019, she served as President and Chief Executive Officer of the National Safety Council, a nonprofit organization focused on workplace and roadway safety advocacy. From January 2019 to February 2021, Ms. Hersman served as Chief Safety Officer and Advisor at Waymo LLC, an autonomous driving technology company and an independent company of Google’s parent company, Alphabet Inc. Previously, she served in a professional staff role for the U.S. Senate Commerce, Science and Transportation Committee. Ms. Hersman has served as a member of the board of directors of ONE Gas, Inc., a natural gas utility company, since June 2023 and will serve as Chair starting in May 2026, and NiSource Inc., an electric and gas utility company, since June 2019. In the past five years, she also served as a member of the board of directors of Velodyne Lidar, Inc., a lidar technology company. Ms. Hersman holds a B.A. in Political Science and International Studies from Virginia Tech, and a M.S. in Conflict Analysis and Resolution from George Mason University.
Ms. Hersman was selected to serve on the Board because of her significant operating experience in the autonomous vehicles industry, safety and regulatory expertise and public company board experience.
There are no arrangements or understandings between Ms. Hersman and any other person pursuant to which Ms. Hersman was appointed to serve on the Board. There are no family relationships between Ms. Hersman and any other director or executive officer of the Company. There have been no transactions between Ms. Hersman and the Company since the beginning of the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.
Ms. Hersman will receive the standard compensation available to the Company’s non-employee directors, which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 24, 2025. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Ms. Hersman, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-229996) filed with the SEC on March 1, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	January 27, 2026	/s/ Kevin C. Chen
Kevin C. Chen
Assistant Secretary